Exhibit 5

BAKER & DANIELS LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

(317) 569-4800(fax)

March 9, 2009

Simon Property Group, Inc.

Simon Property Group, L.P.

225 West Washington Street

Indianapolis, IN 46204

Ladies and Gentlemen:

We have acted as counsel to Simon Property Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and its subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to (1) the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company:  (i) shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”), in one or more classes or series; (ii) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”); (iii) depositary shares representing fractional shares of the Preferred Stock or other equity stock of the Company (“Depositary Shares”); (iv) warrants to purchase any of the securities described in clauses (i) to (ii) (collectively, the “Warrants”); (2) the issuance and sale from time to time by the Operating Partnership, pursuant to Rule 415, of one or more series of debt securities (the “Debt Securities”); and (3) the sale from time to time, pursuant to Rule 415, by certain stockholders of the Company of Common Stock (the “Secondary Shares”). The Preferred Stock, the Common Stock, the Warrants, the Depositary Shares and the Debt Securities are collectively referred to herein as the “Offered Securities.”

Each Depositary Share will be issued pursuant to a deposit agreement (a “Deposit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference.

Each series of Debt Securities will be issued pursuant to an Indenture dated as of November 26, 1996 (the “Indenture”), among the Operating Partnership, The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and a former affiliate of the Operating Partnership, as guarantor, as may be amended or supplemented from time to time in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act.

In connection with this opinion we have examined the Registration Statement, the Amended and Restated Certificate of Incorporation (the “Certificate”) and Bylaws of the Company, the Eighth Amended and Restated Limited Partnership Agreement of the Operating Partnership and the Indenture, each in the form filed with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Operating Partnership, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed, without independent verification:  (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that that (1) any stock certificates evidencing any Preferred Stock to be issued pursuant to the Registration Statement will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the General Corporation Law of the State of Delaware, as amended (the “DGCL”); and (2) any stock certificates evidencing any Common Stock to be issued pursuant to the Registration Statement will conform to the specimen certificate which we have examined and will be duly executed and delivered. We have relied upon oral or written statements and representations of officers and other representatives of the Company, the Operating Partnership and others.

The opinions set forth below are limited to the laws of the State of Indiana, the DGCL and the Delaware Limited Partnership Act and we do not express any opinion with respect to the law of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1.             With respect to the shares of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (iii) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (vi) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof). In rendering the opinion set forth in this Paragraph 1, we have assumed that, at the time of issuance of any Preferred Stock, (a) the Certificate, the Bylaws and the DGCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Preferred Stock authorized under the Certificate (as then in effect) and not otherwise reserved for issuance.

2.             With respect to the shares of Common Stock (other than the Secondary Shares) (the “Offered Common Stock”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) appropriate corporate action has been taken to authorize the issuance of Offered Common Stock, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) the Offered Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action, and (v) certificates representing shares of Offered Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Offered Security or the instrument governing such Offered Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof). In rendering the opinion set forth in this Paragraph 2, we have assumed that, at the time of issuance of any Offered Common Stock, (a) the Certificate, the Bylaws and the DGCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock authorized under the Certificate (as then in effect) and not otherwise reserved for issuance.

3.             With respect to any offering of Depositary Shares, when (i) a prospectus supplement and any other offering material with respect to the Depositary Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Deposit Agreement (including a form of certificate evidencing the Depositary Shares) and the underlying Preferred Stock or other equity stock of the Company, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iv) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Deposit Agreement and such corporate action, and (v) shares of Preferred Stock and other equity stock of the Company shall have been duly issued and delivered to the depositary in accordance with the Deposit Agreement, then, upon the happening of such events, such Depositary Shares will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.             With respect to any series of Warrants, when (i) a prospectus supplement and any other offering material with respect to the Warrants shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iv) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the agreed-upon consideration in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.             With respect to any Secondary Shares, the Secondary Shares have been validly issued and are fully paid and non-assessable.

6.             With respect to any series of Debt Securities offered under the Indenture, when (i) a prospectus supplement and any other offering material with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) appropriate corporate action has been taken to authorize the issuance and terms of such series of Debt Securities and related matters and to authorize the execution and delivery of a supplement to the Indenture, and (iv) such series of Debt Securities has been duly executed and authenticated in accordance with the provisions of the Indenture, as supplemented, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, such series of Debt Securities, when issued and sold in accordance with the Indenture, as supplemented, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms.

The opinions set forth above (except for the opinions set forth in paragraphs 1 and 2 above) are subject to the following additional exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (b) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and the discretion of the court before which any proceeding therefor may be brought; (c) public policy considerations which may limit the rights of parties to obtain remedies; (d) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification or contribution to a party with respect to a liability, whether because such indemnification or contribution is contrary to public policy or otherwise; (e) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indentures; (f) the unenforceability of any provision requiring the payment of attorneys’ fees, except to the extent a court determines such fees to be reasonable; (g) we express no opinion with respect to any provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest or whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (h) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (i) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; (j) we express no opinion regarding the effectiveness of any waiver in respect of any of the Offered

Securities of any rights that a party has, or of duties that are owed to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonably specificity; (k) the Offered Securities being offered, issued and sold solely in the manner stated in the Registration Statement, any appropriate prospectus supplement or other offering material; and (l) in the case of the Warrant Agreement, the Warrants, the Deposit Agreement, the Depositary Shares, any certificates of designations, any underwriting agreement and any other agreements or instruments pursuant to which any Offered Securities are to be issued or sold that come into existence after the date of this opinion or that were otherwise not provided to us (including, without limitation, any supplements to or other amendments of the Indenture), that such agreements or instruments shall not contain any terms or provisions that would have the effect, under applicable law, of vitiating or creating a contractual defense to the validity and legally binding nature of such instrument or agreement, or that would affect the validity of any of the opinions rendered herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BAKER & DANIELS LLP